EMPLOYMENT AGREEMENT



      THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY
                          BE ENFORCED BY THE PARTIES.


AGREEMENT, dated this       day of May, 1996, but effective as of
                     -------
            , 1996, by and between CAPTAIN TONY'S PIZZA, INC., a New York
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corporation ("Company"), and MICHAEL J. MARTELLA ("Employee").

                                     Recitals

     WHEREAS, the Company and its affiliates are engaged in the restaurant, restaurant franchising and food marketing industries.

     WHEREAS, the Company desires to retain the ongoing services of the Employee, and the Employee desires to serve, as the President and Chief Operating Officer of the Captain Tony's Pizza Company (a subsidiary to be formed) and in such capacities as the Company's Board of Directors shall from time to time determine.

     WHEREAS, the Employee is, and will be, employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has, and will, become familiar with and aware of information as to the specific manner of doing business and the customers of the Company and its affiliates and future plans with respect thereto, all of which has been established and maintained, and will be established and maintained, at great expense to the Company.

     WHEREAS, Employee recognizes that the Company's business is dependent upon a number of trade secrets, the protection of which is of critical importance to the Company.

     WHEREAS, the Company will sustain great loss and economic damage if during the term of this Agreement or Employee's employment with the Company, or for a period of one (1) year immediately following the termination of the Agreement or Employee's employment, for any reason, Employee should violate the provisions of Paragraphs 3 or 4 of this Agreement.

     WHEREAS, monetary damages for such losses would be extremely difficult to measure.

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     WHEREAS, the Company and Employee desire to formally evidence their relationship and the terms of employment.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   ARTICLE I
                              Employment and Duties

1.01 Employment. The Company hereby employs Employee as the President and Chief Operating Officer of Captain Tony's Pizza Company (a company to be formed). Additional or different duties, titles or positions may be assigned to Employee or may be taken from Employee from time to time at the discretion of the Board of Directors ("Board") of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business and services of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

   1.02 Duties.Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board shall from time to time require including working overseas, although such shall be limited to not more than two consequative weeks per trip, and shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Paragraphs 3 or 4 hereof.

     The parties acknowledge that Employee is the owner of a Captain Tony's franchise in Rochester, New York and is authorized to devote his services to such franchise as from time to time may be required. Although Employee shall be authorized to determine the best location from which to perform his services if such are performed from a location other than the corporate office, employee
























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shall be responsible for all expenses incurred in connection with maintaining such seperate office.

  1.03 Custody of Company Funds. All funds received by Employee on behalf of the Company, if any, shall be held in trust for the Company and shall be delivered and accounted for to the Company as soon as practicable.

                                 ARTICLE II
                                Compensation

  2.01 Base Salary. From and after the execution of this Agreement, the Company shall pay a base salary to Employee in the amount of $75,000 per year, payable in equal installments on a semi-monthly basis.

  2.02 Expense Reimbursement. The Company shall reimburse Employee for all reasonable travel, entertainment and other expenses related to his employment by, or promotion of, the Company. Employee shall provide a written accounting and explanation of all expenses for which reimbursement is sought on a monthly basis and the Company shall reimburse all such expenses within ten (10) days following receipt of each written accounting.

  2.03 Bonuses. After the first anniversary of this Agreement, the Employee shall be entitled to receive such bonuses as the Board shall determine from time to time in accordance with Company policy and at the sole discretion of the Board.

  2.04 Plan Participation. The Employee shall be entitled to participate in any and all stock option, stock bonus, pension, profit sharing, retirement or other similar plans adopted by the Company. In addition, the employee shall be granted an option to acquire 100,000 shares of the Company's common stock at anytime after the date of this agreement and for a period ending one day before, the fifth anniversary of this agreement at a price equal to the fair market value of the Company's common stock (fair market value to be the mean of the closing bid/asked price) as of the date of this agreement.

  2.05 Other. The Employee shall be entitled to such fringe benefits as the Company shall establish for its employees generally which shall include with respect to the Employee at least three weeks paid vacation annually, life insurance, disability pay and such other benefits as the Company shall adopt, subject to the discretion of the Company to add or delete such standard benefits as the Board deems appropriate, from time to time. The Company agrees




















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to pay Employees Blue Cross premium until such time as the Company has a health plan of its own.

                                 ARTICLE III
                           Non-Competition Agreement

  3.01  Non-Competition Agreement.    Employee will not, during either the
period of this Agreement or of his employment by or with the Company, whichever period is longer, and for a period of one (1) year immediately following the termination of this Agreement, or his employment, whichever is longer, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature (i) call upon any customer of the Company (including, but not limited to, any customer obtained for the Company by Employee) for the purpose of soliciting or selling any products or services in competition with those of the Company or its affiliates; (ii) call upon any employee of the Company or any of its affiliates for the purpose or with the intent of enticing them away from or out of the employ of the Company or any reason whatever; (iii) establish, enter it, be employed by or, advise, consult with or become a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for himself or for others, within ten miles of a Captain Tony's Pizza location, including any franchise locations, in competition with the Company or its affiliates; or (iv) during or after the term of his employment with the Company, disclose the Company's customers or any other trade secrets of the Company whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

  3.02 Equitable Relief. Because of the difficulty of measuring economic losses to the Company and its affiliates as a result of the Employee's breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to the Company and its affiliates for which it would have no other adequate remedy, Employee agrees that the covenant specified in Paragraph 3.01 may be enforced by the Company and its affiliates in the event of breach by him by injunctions, restraining orders or similar equitable relief.

  3.03 Reasonableness of the Covenant Not to Compete. It is agreed by the parties that the covenants in Paragraph 3.01 are necessary to protect the























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goodwill and business interests of the Company and its affiliates and impose a reasonable restraint on Employee in light of the activities and business of the Company and its affiliates on the date of the execution of this Agreement and the future plans of the Company; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the activities and business of the Company and its affiliates on the date of the termination of the employment of Employee.

  3.04  Severability of the Covenant Not to Compete.   The covenants in
Paragraph 3.01 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

  3.05 Independence of Covenant Not to Compete. All of the covenants in Paragraph 3.01 shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against the Company or its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one (1) year stated at the beginning of this Paragraph 3, during which the agreements and covenants of Employee made in Paragraph 3.01 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Paragraph 3 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company or its affiliates seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their unenforceability or seeks to avoid their performance or enforcement.

                                 ARTICLE IV
              Non-Disclosure Agreement and Proprietary Information.

  4.01  Proprietary Information.  The Employee recognizes and acknowledges that























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the information, techniques, processes, developments, work in progress, business, list of the Company's customers and any other trade secret or other secret or confidential information relating to Company's business as they may exist from time to time, are valuable, special and unique assets of Company's business. In addition, Employee recognizes that Company is continually engaged in research, design and development of new products and innovations and improvements to the information, techniques, processes, developments, trade secrets, and other secrets and confidential matters relating to Company's business. Therefore, Employee agrees as follows:

     A. That Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to his employment, without the express authorization of the Board of Directors of the Company, any information, design, production technique, process, business customer lists, trade secrets or any other secrets or confidential matter relating to any aspect of the Company's business as designated from time to time by the Board of Directors of Company, except as such disclosure or use may be required in connection with Employee's work for the Company.

     B. That upon request or at the time of leaving the employ of the Company the Employee will deliver to the Company, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Company's business.

     C. That the Board of Directors of the Company may from time to time designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement. However, any such matters must be mutually agreed upon by both the Board and Employee.

  4.02 Breach. In the event of a breach or threatened breach by the Employee of the provisions of this Paragraph 4, the Company shall be entitled to an injunction:

     A. Restraining the Employee from disclosing, in whole or in part, any information described in Paragraph 4.01 or from rendering any services

























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
         to any person, firm, corporation association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or

     B. Requiring that Employee deliver to Company all information, documents, notes, memoranda and any and all discoveries or other material as described above upon Employee's leave of the employ of the Company. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

                                         ARTICLE V
                                     Term; Terminations

  5.01 Term. The term of this Agreement shall begin on the effective date of this Agreement and continue for a term of two (2) years, unless terminated as herein provided.

  5.02 Termination. This Agreement and Employee's employment may be terminated in any one of the following ways:

     A.  The death of Employee shall terminate the Agreement.

     B. The Company may terminate the Agreement after thirty (30) days written notice to Employee for good cause, including, but without limitation (i) Employee's material breach of this Agreement; (ii) the material default of the Company or its affiliates in performing their obligations under contracts with other persons or business entities if directly caused by Employee; (iii) if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of six (6) months, Employee is unable to perform his duties under this agreement; (iv) Employee's fraud with respect to the business or affairs of the Company or its affiliates or if Employee is convicted of a felony; or (v) alcohol or drug abuse by Employee.

     C. This Agreement will terminate upon (i) the sale by the Company of all or substantially all of its assets to a bona fide third party purchaser(s);
(ii) the sale, exchange or disposition in one transaction of fifty percent (50%) or more of the outstanding voting securities of the Company to a bona






















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fide third party purchaser; (iii) a bona fide decision by the Company to terminate its business and liquidate its assets; or (iv) the merger or consolidation of the Company in a transaction wherein the shareholders of the Company hold less than fifty percent (50%) of the post-transaction shares of the surviving entity. The Employee shall have the option, at his discretion, of joining in any sale or transfer of the Company's stock to any bona fide third party purchaser by having a ratable portion of his stock sold on the same terms and conditions.

     5.03 Rights of Termination; Severance Payments. Upon termination of this Agreement and Employee's employment, Employee shall be entitled to receive all compensation earned under this Agreement to the date of termination. In the event of termination pursuant to Paragraph 5.02C, the Employee shall be entitled to, and the Company shall pay the Employee, severance pay in an amount equal to ninety days (90) pay payable within 10 days of termination.

     In the event of termination of this Agreement for any reason provided in this Article 5, other than Paragraph 5.02C or if Employee resigns prior to this expiration of the term of this Agreement, except as provided above, all rights and obligations of the Company and Employee under this Agreement shall cease immediately, except that Employee's obligations under Paragraph 3.01, 4.01 and
5.01 herein shall survive such termination and thereafter Employee shall have no right to receive any compensation hereunder except as set forth in this Paragraph, or to the extent employee is prohibited from competing under 3.01, compensation shall continue for the non-compete period.

                                   ARTICLE VI
                            Representations of Employee

     6.01 Representation of Employee. Employee has represented and hereby represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any other person or entity and that the execution of this Agreement by Employee and his employment by the Company or its affiliates and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify the Company and its affiliates for any claim, including, but not limited to, attorney's fees and expenses of investigation, by any such third party that
























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such third party may now have or may hereafter come to have against the Company or its affiliates based upon or arising out of any non-competition agreement or invention and secrecy agreement between Employee and such third party.

                                  ARTICLE VII
                              Special Provisions

     7.01 Renewal. If Captain Tony's Pizza Company (an entity to be formed) is part of the Company operations as of a date, two (2) years from the date of this agreement, and the agreement has not terminated pursuant to Paragraph 5.02, this agreement shall be renewable at the discretion of the Employee for additional one year periods on each subsequent anniversary therefor, on the same terms and conditions as herein set out. Notwithstanding the foregoing, the Employees base compensation set out in Paragraph 2.01 may be changed to a revised amount. However, such revised amount may not be less than $75,000.00.

     7.02 Sale of Captain Tony's Pizza Company. In the event that the Company determines that it is in its best interest to sell or otherwise dispose of all or more than fifty percent (50%) of the Captain Tony's Pizza operations, Employee shall have the right of first refusal to purchase these operations at a price equal to the fair market value of such operations as determined by a third party independent appraiser competant to value such operations less ten percent (10%). The Company agrees to finance any such sale to Employee on terms to be mutually agreed upon. However, such financing shall extend only to the purchase price and shall not include working capital. If a sale to the Employee is concluded, this Agreement shall terminate as of the date of sale.

                                  ARTICLE VIII
                                  Miscellaneous

     8.01 Complete Agreement. This Agreement is not a promise of future employment. There are no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Furthermore, this agreement supersedes any and all prior agreements. This written agreement may not be






















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later modified except by a further writing signed by the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

     8.02 No Waiver. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

     8.03 Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that this Agreement and the rights to his services may be assigned by the Company to another member of the Company's affiliated group at any time without notice to him, but that he cannot assign all or any portion of this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of the Company hereunder.

     8.04 Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:                   CAPTAIN TONY'S PIZZA, INC.
                                  431 East Central Blvd., Ste. 900
                                  Orlando, Florida  32801

To Employee:                      MICHAEL MARTELLA
                                  515 Brokenshire Drive
                                  DeBary, Florida  32713


     Notice shall be deemed given and effective three (3) days after the deposit in the United States mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 8.04.

     8.05 Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be

















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given to the intent manifested by the portion held invalid or inoperative.  The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     8.06 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any Court having jurisdiction thereof.

     8.07 Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date herein first set forth.


ATTEST:
(REGISTRANT)                         CAPTAIN TONY'S PIZZA, INC.
BY (SIGNATURE)
(NAME AND TITLE)
(DATE)

                                     EMPLOYEE:


BY (SIGNATURE)
(NAME AND TITLE)                     MICHAEL J. MARTELLA
(DATE)




























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